UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2008

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On April 2, 2008, the Board of Directors (the “Board”) of Entertainment Distribution Company, Inc. (the “Company”) declared a dividend of one Right (a “Right”) for each outstanding share of common stock of the Company, par value $.02 per share (the “Common Stock”).  The dividend is payable on April 14, 2008, to the stockholders of record at the close of business on that date (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one hundredth of a share of Series A Junior Participating Preferred Stock of the Company, $.01 par value (the “Preferred Stock”), at a price of $3.50 per one hundredth of a share of Preferred Stock, subject to adjustment (the “Exercise Price”).  The Rights are not exercisable until the Distribution Date referred to below.  Until the Rights are exercised, the holders thereof will not have rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.  The description and terms of the Rights are set forth in the Preferred Shares Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company as Rights Agent (the “Rights Agent”) dated as of April 2, 2008 (the “Rights Plan”).  All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Plan.

The Board adopted the Rights Agreement to protect the Company’s ability to carry forward its net operating losses (the “NOLs”), which the Company believes are a substantial asset. The Rights Agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code of 1986 as amended (the “Code”). Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the objective of preserving the value of the NOLs will be achieved.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of the Company’s then-outstanding Common Stock without the prior approval of the Board.  Stockholders who own 4.9% or more of the Company’s then-outstanding Common Stock as of the close of business on the Record Date, will not trigger the Rights Agreement so long as they do not increase their ownership of the Common Stock after the Record Date by more than one-half of 1% of the then-outstanding Common Stock.  A person or group that acquires shares of the Company’s common stock in excess of the above-mentioned applicable threshold, subject to certain limited exceptions, is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised.

The Rights will not be exercisable until 10 days after a public announcement by the Company that a person or group has become an Acquiring Person.  Until the date that the Rights become exercisable (the “Distribution Date”), Common Stock certificates will evidence the Rights and will contain a notation to that effect.  Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights.  If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-hundredth of a share of Preferred Stock for a purchase price of $3.50.  Each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of Common Stock.  After the Distribution Date, the Rights will be separated from the Common Stock and be evidenced by a rights certificate, which the Company will mail to all holders of the rights that are not void.

In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of the Common Stock (in lieu of Preferred Stock) with a market value of twice the exercise price, upon payment of the purchase price.

If, after the tenth day (or such later date as may be determined by a majority of the Directors) after public announcement that a person has acquired beneficial ownership of 4.9% or more of the Company’s Common Stock, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company or (c) the Company sells more than 50% of the Company’s assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of common stock of the person engaging in the transaction having a then current market value of twice the exercise price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a tender offer for all outstanding Common Stock made in the manner prescribed by Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, that a majority of the members of the Board then in office has determined that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (taking into account all factors that such members of the Board deem relevant, including without limitation prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value), in which case the Rights will expire).

The Rights will expire on the earliest of (a) the Final Expiration Date (defined below), (b) the exchange or redemption of the Rights, (c) consummation of a merger or consolidation or sale of assets resulting in expiration of the Rights or (d) the consummation of a reorganization transaction entered into by the Company that the Board determines will help prevent the Company from experiencing an “Ownership Change,” as defined in Section 382 of the Code and protect the Company’s NOLs.

The Final Expiration Date is April 2, 2018; provided that (i) if this Agreement shall not have been submitted for approval and approved by the requisite number of the Company’s stockholders on or before April 2, 2009, the Final Expiration Date shall be April 2, 2009 and (ii) if the Rights Agreement is submitted for the approval and not approved by the requisite number of the Company’s stockholders, the Final Expiration Date shall be the date of such stockholder determination.

The Company may, at its option and with the approval of the Board, at any time prior to the close of business on the earlier of (i) the tenth day following the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such later date as may be determined by action of a majority of the members of the Board of Directors then in office and publicly announced by the Company or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right (such redemption price being herein referred to as the “Redemption Price”).  The Redemption Price is subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.  The Company may, at its option, pay the Redemption Price either in Common Stock (based on the current per share market price thereof, as determined pursuant to Section 11(d) of the Rights Agreement) or cash; provided, that if the Board of Directors of the Company authorizes redemption of the Rights on or after the time a person becomes an Acquiring Person, then such authorization shall require the concurrence of a majority of the members of the Board then in office.

The Board may adjust the purchase price of the Preferred Stock, the number of shares of the preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

Before the time the Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights.  At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board.  The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company at the Redemption Price prior to the date ten days after the public announcement that a person or group has become the beneficial owner of 4.9% or more of the Common Stock.

The Rights Agreement, specifying the terms of the Rights and including the form of the Rights Certificate, is an exhibit hereto and is incorporated herein by reference.  The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Company’s news release regarding the Rights Agreement is furnished as Exhibit 99.1 to this Current Report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company will file a Certificate of Designation (the “Certificate of Designation”) of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware in order to designate the Preferred Stock. See the description in Item 3.03 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock. A copy of the form of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock.
4.1	Form of Rights Certificate.
4.2	Rights Agreement, dated as of April 2, 2008, by and between the Company and American Stock Transfer & Trust Company.
99.1	Company News Release dated April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: April 3, 2008	By:	/s/ Jordan M. Copland
Jordan M. Copland
Interim Chief Executive Officer and Chief Financial Officer